UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

                                                                                PSB HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

                                                                                   NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Shareholders

of

PSB Holdings, Inc.

____________________

The annual meeting of shareholders of PSB Holdings, Inc. will be held at 2:00 p.m., Tuesday, April 17, 2007, at Peoples State Bank, 1905 W. Stewart Avenue, Wausau, Wisconsin for the following purposes:

1.

To elect eleven directors; and

2.

To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 1, 2007 are entitled to notice of, and to vote at, the annual meeting of shareholders and any adjournment thereof.

Peter W. Knitt

President

March 14, 2007

Shareholders are requested to promptly date, sign, and return the accompanying proxy in the enclosed envelope whether or not they expect to attend the annual meeting.

Proxy Statement

For

Annual Meeting of Shareholders

to be held April 17, 2007

Table of Contents

Page

Solicitation of Proxies

1

Proxies and Voting Procedures

1

Your Vote

1

Shareholders Entitled to Vote

1

Quorum, Required Vote, and Related Matters

1

Costs of Solicitation

2

Proxy Statement and Other Shareholder Proposals

2

Corporate Governance

2

The Board

2

Committees and Meetings

3

Election of Directors

4

Nominations

4

Election of Directors

5

Director Compensation for 2006

6

Beneficial Ownership of Common Stock

7

Section 16(a) Beneficial Ownership Reporting Compliance

7

Audit Committee Report and Related Matters

8

Audit Committee Report

8

Audit Committee Pre-Approval Policies

8

Independent Auditor and Fees

9

Executive Officer Compensation

9

Compensation Discussion and Analysis

9

Report of the Compensation Committee

13

Summary Compensation Table for 2006

14

Grants of Plan-Based Awards for 2006

15

Outstanding Equity Awards at Fiscal Year-End 2006

16

Option Exercises and Stock Vested in 2006

16

Nonqualified Deferred Compensation for 2006

16

Termination and Change in Control Arrangements

17

i

PSB Holdings, Inc.

March 14, 2007

1905 W. Stewart Avenue

Wausau, Wisconsin  54401

Proxy Statement for

Annual Meeting of Shareholders

to be held April 17, 2007

Solicitation of Proxies

We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of PSB Holdings, Inc., for use at the 2007 annual meeting of shareholders, including any adjournment thereof.  The annual meeting will be held at 2:00 p.m., April 17, 2007, at Peoples State Bank, 1905 W. Stewart Avenue, Wausau, Wisconsin.

Proxies and Voting Procedures

Your Vote

Whether or not you plan to attend the annual meeting, please sign, date, and return the enclosed proxy promptly in order to be sure that your shares are voted.  You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company at our principal office in Wausau, Wisconsin, by filing another duly executed proxy bearing a later date with the Secretary, or by giving oral notice at the annual meeting.

All shares represented by your proxy which has been properly completed and submitted to us prior to the meeting (and which has not been revoked) will be voted in accordance with your instructions.  If you do not indicate how your shares should be voted on a proposal, the shares represented by your properly completed proxy will be voted as the Board recommends.

If any matters not specified in the accompanying notice of annual meeting are properly presented to shareholders for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies in the proxy form furnished to you by the Board will have discretion to vote on those matters according to their best judgment to the same extent as you would be entitled to vote.

Shareholders Entitled to Vote

Shareholders at the close of business on the record date, March 1, 2007, are entitled to notice of, and to vote at, the annual meeting.  Each share is entitled to one vote on each proposal properly brought before the annual meeting.  Votes cast by proxy or in person at the annual meeting will be tabulated by an inspector of elections appointed by the Board.  On the record date, there were 1,587,219 shares of common stock outstanding.

Quorum, Required Vote, and Related Matters

Quorum.  A quorum is present if a majority of the votes entitled to be cast on a proposal are represented at the annual meeting in person or by proxy.  For purposes of determining a quorum, shareholders who are present in person or are represented by proxy, but who abstain from voting, are considered present and count toward the determination of the quorum.  Shares reported as broker non-votes are also considered to be shares present for purposes of determining whether a quorum is present.

“Street Name” Accounts.  If you hold shares in “street name,” with a broker, bank, or other custodian, you will receive voting instructions from the holder of record of your shares.  In some cases, a broker may be able to vote your shares even if you provide no instructions (such as the election of directors), but on other matters your broker may vote the shares held for you only if you provide voting instructions.  Shares for which a broker does not have the authority to vote are recorded as a “broker non-vote” and are not counted in the vote by shareholders.

Election of Directors.  Directors are elected by a plurality of the votes cast by the shares entitled to vote.  For this purpose, a “plurality” means that the individuals receiving the largest number of votes are elected as directors, up to the maximum of eleven directors to be chosen at the annual meeting.  You may vote in favor of the nominees specified on the accompanying form of proxy or may withhold your vote as to one or more of such nominees.  Shares withheld or not otherwise voted in the election of directors (because of abstention, broker non-vote, or otherwise) will have no effect on the election of directors.

All Other Proposals.  As of the date of this proxy statement, we do not know of any other proposals to be brought before the annual meeting.  Generally, a proposal other than the election of directors which is brought before the meeting will be approved if the votes cast for the proposal exceed the votes cast against the proposal.

Costs of Solicitation

In addition to solicitation by mail, our officers, directors, and regular employees may solicit proxies in person or by telephone, facsimile, electronic mail, or other forms of communication.  Expenses in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries, and other nominees in forwarding proxy material to beneficial owners of our common stock, will be borne by us.

Proxy Statement and Other Shareholder Proposals

Any shareholder who intends to present a proposal at the annual meeting to be held in 2008 must deliver the written proposal to the Secretary of the Company at our office in Wausau, Wisconsin:

•

not later than November 14, 2007, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or

•

on or after January 17, 2008, but on or before February 17, 2008, if the proposal is submitted pursuant to our bylaws, in which case we are not required to include the proposal in our proxy materials.

Shareholders may present a proposal at the 2008 annual meeting for consideration only if proper notice of the proposal has been given in accordance with one of these requirements.  Nominations for director made from the floor at the annual meeting of shareholders to be held in 2008 require advance notice in accordance with the bylaws.

Corporate Governance

The Board

Number of Directors.  Our restated articles of incorporation provide that the number of directors shall be determined by resolution of the Board, but that there shall be not less than five nor more than seventeen directors.  Our directors also serve as members of the board of directors of our subsidiary, Peoples State Bank (the “Bank”).  The Board has set the number of directors at eleven.

Attendance at Board Meetings.  During 2006, the Board met twelve times and the Bank’s Board met eighteen times.  All directors attended at least 75% of the aggregate number of meetings of the boards and meetings of the committees of the boards on which they served except directors Connor and Sonnentag.

Communicating with the Board.  Shareholders and others may communicate with the Board by writing to the Chairman at our corporate office, P.O. Box 1686, Wausau, Wisconsin 54402-1686.  Individual directors may also be contacted in writing at the same address.  Mail which prominently contains the words “Shareholder Communication” on the envelope will be forwarded unopened to the director to whom it is addressed.  Mail which is not so marked may be opened for sorting before it is forwarded to the director to whom it is addressed.  If a complaint or concern involves accounting, internal accounting controls, or auditing matters, the correspondence may be addressed to, and will be forwarded to the Chairman of the Audit Committee.  Our website also describes the Audit Committee’s concern or complaint procedures.

Attendance at Annual Meetings.  The Board has an informal policy under which all directors are expected to attend the annual meeting of shareholders unless other business matters require immediate attention.  All directors attended the annual meeting held in 2006.

Certain Relationships and Related Transactions.  The Company has not adopted any formal policies or procedures for the review, approval, or ratification of transactions that may be required to be reported under the Securities and Exchange Commission (“SEC”) disclosure rules.  Such transactions, if and when they are proposed or have occurred, have been are or will be reviewed by the entire Board (other than the director involved) on a case-by-case basis.  The Board’s review considers the importance of the transaction to the Company, the availability of alternative sources or service providers to meet the Company’s requirements, the amount involved in the proposed transaction, the specific interest of the director or executive officer (or immediate family member) in the transaction, whether information concerning the fees, costs, or other terms of substantially similar arms-length transactions between unrelated parties is available, whether the terms of the proposed transaction present any unusual or unfavorable features to the Company, and such other factors as the Board may consider important and appropriate to its determination.

There was no transaction with related parties in 2006 that is required to be disclosed under the rules of the SEC because it exceeded $120,000 and one of our directors or executive officers (or their affiliates or members of their immediate family) had a direct or indirect material interest in such transaction.  During the year, in the ordinary course of business, our directors and officers and the directors and officers of the Bank, and many of their associates and the firms for which they serve as directors and officers, conducted banking transactions with the Bank or provided certain services to the Company.  All loans to directors and officers and to persons or firms affiliated with directors and officers were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than normal risk of collectibility or present other unfavorable features.  Mr. Crooks is a shareholder in the firm of Crooks, Low & Connell, S.C. and, during 2006 the firm provided legal services to the Bank.  In our opinion, all banking and other transactions were made on terms at least as favorable as those which are available to unaffiliated parties.

Director Independence.  With the exception of Mr. Knitt and Mr. Kopperud, each of our directors satisfies the criteria for director independence under the listing standards applicable to companies listed on The Nasdaq National Market.  In reaching its determination of independence, the Board considered that Mr. Gullickson receives a perquisite in the form of club memberships, but no consulting, advisory, or other compensatory fee, and that Mr. Crooks’ firm receives certain legal fees from the Company.

Committees and Meetings

The Board appoints an Audit Committee and the board of directors of the Bank appoints a Compensation Committee which serves in lieu of a compensation committee of our Board.  The functions of a nominating committee are performed by the Board as a whole (see “Election of Directors – Nominations”).

Audit Committee.  The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act and held five meetings in 2006.  The Audit Committee operates under a charter adopted by the Board and assists the Board in monitoring (1) the integrity of our financial statements, (2) the independent auditor’s qualifications and independence, (3) the performance of our internal audit function and independent auditors, and (4) our compliance with legal and regulatory requirements.  Mr. Polzer (Chairman), Mr. Crooks, Mr. Fish, Mr. Gullickson, and Mr. Sonnentag serve as members of the Audit Committee.  A majority of the Committee members, Mr. Polzer, Mr. Fish, Mr. Gullickson, and Mr. Sonnentag, satisfy the additional Nasdaq and SEC criteria for audit committee member independence.  See “Audit Committee Report and Related Matters – Audit Committee Report.”

Compensation Committee.  We pay no compensation to our officers.  All officers are full-time employees of the Bank.  Mr. Ghidorzi (Chairman), Mr. Fish, Mr. Polzer, and Mr. Crooks serve as members of the Bank’s Compensation Committee.  The committee met four times during 2006.  See “Executive Officer Compensation.”

Election of Directors

Nominations

Role of the Board.  The Board has not appointed a nominating committee.  The Board believes that it is appropriate for the Board, as a whole, to identify and recommend nominees for director because:

•

the size of the Board is relatively small and promotes active discussion of appropriate candidates;

•

the Company is engaged almost exclusively in community based commercial and retail banking within a three-county market area, thereby increasing the need to identify Board members who understand and are involved as users of banking services in the Company’s market area rather than candidates who have national or regional banking experience;

•

the nature of community-based banking requires directors who can be strong supporters of the Company’s business in its market area; and

•

the Board consists of a strong majority of independent directors, as determined in accordance with the listing standards applicable to companies listed on The Nasdaq National Market.

Members of the Board do not take part in the consideration of their own candidacy.

Identification of Candidate and Shareholder Recommendations.  The Board will consider candidates for election from a wide variety of potential sources and may, from time to time, adjust the size of the Board to reflect the number of qualified Board candidates.  Persons considered for nomination may include incumbents whose term will expire at the next annual meeting, or persons identified by members of the Board, executive officers, and shareholders.  To recommend an individual for consideration, a shareholder should mail or otherwise deliver a written recommendation to the Board not later than the December 1 immediately preceding the annual meeting for which the individual is to be considered for inclusion as a nominee of the Board.  At a minimum, a shareholder recommendation should include the individual’s current and past business or professional affiliations and experience, age, stock ownership, particular banking, or business qualifications, if any, and such other information as the shareholder deems relevant to assist the Board in considering the individual’s potential service as a director.

Qualifications.  In reviewing potential nominees, the Board considers the qualifications of the nominee and the mix of age, skills, and experience of current Board members.  All potential nominees submitted to, or identified by, the Board are evaluated on a similar basis for their level of qualifications and experience.  While the Board has not adopted specific minimum qualification requirements, the Board believes that persons nominated for director should possess a combination of age, experience, and skills and, to as great an extent as possible, the following attributes:

•

a reputation for personal and professional integrity and high regard in the community;

•

comprehensive knowledge of our banking market area and customer base;

•

a successful business career and an ability to enhance our banking business;

•

proven sound business judgment and skills;

•

the ability to understand the economic, financial, operational, and regulatory issues impacting on our banking business; and

•

being motivated by benefit to the organization, rather than for personal gain or prestige.

The Board will also evaluate candidates in light of its objective to attain greater gender diversity among its members.  Directors are required to own a minimum of 500 shares of our stock by the first anniversary of their election to the Board.  The mandatory retirement age for directors elected prior to August 2002, other than Mr. Gullickson, is age 77, and age 72 for all directors elected after July 2002.  Incumbent Board members are considered by the Board on the basis of these qualities and also on the basis of their service during their term in office.

Election of Directors

At the annual meeting, shareholders will be asked to elect each of the following nominees to terms of office that will expire at the annual meeting of shareholders to be held in 2008.  Each of the nominees has consented to serve if elected, but in case one or more of the nominees is not a candidate at the annual meeting, it is the intention of the persons designated as proxies on the accompanying proxy form to vote for such substitute or substitutes as may be designated by the Board.

The name, age, principal occupation or employment, and other affiliations of each nominee are set forth in the following table.  Unless otherwise specified, each current position has been held for a minimum of five years.

The Board recommends a vote FOR the election of each of the following nominees.

		Year Became Director
Name and Age	Principal Occupation	of the Company

Gordon P. Connor, 69	Investor; President of Connor Management Corporation	1995
Patrick L. Crooks, 72	Chairman of the Board of the Bank; Attorney and	1995
	President, Crooks, Low & Connell, S.C.
William J. Fish, 56	President of BILCO, Inc. (McDonald’s franchisee)	1995
Charles A. Ghidorzi, 62	President of C.A. Ghidorzi, Inc. and Structural Systems, Inc.	1997
Gordon P. Gullickson, 78	Chairman of the Board of the Company; retired, former	1995
	President of the Company (1995-1999) and the Bank (1986-1999)
Peter W. Knitt, 48	President and CEO of the Company and the Bank (since 2006); formerly	2006
	Senior Vice President of the Bank (2003-2006); prior to 2003, Community
	Bank President, M&I Marshall & Ilsley Bank, Rhinelander, WI
David K. Kopperud, 61	Former President of the Company and the Bank (1999-2006)	1999
Thomas R. Polzer, 64	President, Polzer, LLC, and President, Secretary, and	1995
	Treasurer of M & J Sports, Inc.
William M. Reif, 64	President and CEO of Wausau Coated Products, Inc.	1997
Thomas A. Riiser, 71	Retired, President of Riiser Oil Company, Inc. until 1999	1995
John H. Sonnentag, 64	Chairman of the Board, County Materials Corporation	2002

Director Compensation for 2006

The following table presents the compensation of our directors for 2006.  A description of our director compensation policy and plans follows the table.

					Change in Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name(1)	Cash	Awards	Awards	Compensation	Earnings(2)	Compensation	Total
	($)	($)	($)	($)	($)	($)	($)

Gordon P. Connor	$20,900	–	–	–	$103	–	$21,003
Patrick L. Crooks	$34,375	–	–	–	$305	–	$34,680
William J. Fish	$29,300	–	–	–	$396	–	$29,696
Charles A. Ghidorzi	$20,200	–	–	–	–	–	$20,200
Gordon P. Gullickson	$28,550	–	–	–	–	$4,206(3)	$32,756
Thomas R. Polzer	$29,575	–	–	–	–	–	$29,575
William M. Reif	$21,550	–	–	–	–	–	$21,550
Thomas A. Riiser	$26,050	–	–	–	$546	–	$26,596
John H. Sonnentag	$16,500	–	–	–	$328	–	$16,828

(1) All compensation for services of Mr. Kopperud as a director, and all related stock options held at year end, are fully reflected in the Summary Compensation table and the other tables relating to executive compensation.  Mr. Knitt received no compensation in 2006 for service as a director.

(2) Represents above-market earnings under Directors Deferred Compensation Plan.

(3) Social club memberships.

Annual Retainer, Meeting, and Other Fees.

	Company	Bank
Board Retainer
Chairman	–	$12,000
Other directors	–	$10,000(1)

Meeting Fees
Board	–	$ 500
Loan Committee	N/A	$ 225
Other Committee	$300	$ 300
Chairman’s fee	$ 50	$ 50

Incentive Fees
Achievement of Targeted Return on Equity	–	$ 500
Achievement of Targeted Average Asset Growth	–	$ 500

(1) Reduced on a pro rata basis if director fails to attend at least seven meetings of the Board during fiscal year.

Deferred Compensation Plan.  The Directors Deferred Compensation Plan provides that directors may elect each year to defer some or all of the fees otherwise payable by the Company and the Bank during the year.  Amounts deferred become payable in cash in a lump sum or in 60 or 120 monthly installments after a director’s termination of service.  In the event a director’s service terminates because of a change of control of the Company, as defined in the plan, payment of all deferred amounts will be made in a lump sum.  In the event a director leaves the Board before reaching mandatory retirement age, the director may elect to defer receipt of payment of his deferred account until the March 1 following his attainment of such age.  Otherwise, payments begin on the March 1 following termination of service as a director.  During the period in which payment is deferred (through the date a director’s service on the Board terminates), interest is credited on deferred fees only if our return on equity for the applicable year was at least 12%.  If the threshold return is achieved, deferred fees are credited with interest each fiscal year at a rate equal to 50% of our return on equity for the applicable fiscal year.  During the period following a director’s termination of service, the unpaid balance in a director’s deferral account will be credited with interest at a rate of 8% per annum.

Beneficial Ownership of Common Stock

The following table sets forth, based on statements filed with the SEC or information otherwise known to us, in each case, as of the record date, the name of each person believed by us to own more than 5% of our common stock and the number of shares of common stock held by each person.

	Shares of Bank Stock	Percent of
Name and Address	Beneficially Owned	Class

The Banc Fund Company, LLC/	137,350	8.65%
Charles J. Moore(1)
208 S. LaSalle Street
Chicago, IL 60604

Lawrence Hanz, Jr.	92,893	5.85%
2102 Clarberth
Schofield, WI 54476

(1) Shares held in various funds controlled by The Banc Fund Company, LLC, over which Mr. Moore exercises sole voting and dispositive power.

The following table sets forth, based on statements filed with the SEC, the amount of common stock which is deemed beneficially owned on the record date by each of our directors, each of the current executive officers named in the summary compensation table, and our directors and executive officers as a group.  The amounts indicated include shares held by spouses and minor children, shares held indirectly in trust for the benefit of the directors and/or their spouses, children, or parents, shares held by businesses or trusts over which directors exercise voting control, and shares subject to exercisable options.

	Shares of Stock	Percent of
Name	Beneficially Owned	Class

Gordon P. Connor	19,606(1)	1.24%
Patrick L. Crooks	17,288	1.09%
William J. Fish	18,665	1.18%
Charles A. Ghidorzi	613	*
Gordon P. Gullickson	5,544	*
Peter W. Knitt	800	*
David K. Kopperud	21,289(2)	1.33%
Thomas R. Polzer	20,012	1.26%
William M. Reif	3,532	*
Thomas A. Riiser	17,556	1.11%
John H. Sonnentag	6,102	*
Scott M. Cattanach	820(2)	*
All directors and officers as a group (12 persons)	131,827(2)	8.26%

 * Less than 1%.

(1) Includes 6,331 shares held by two trusts for which beneficial ownership is disclaimed.

(2) Includes shares which may be acquired through the exercise of options on or before 60 days from the record date, March 1, 2007, for Mr. Kopperud, 8,973 shares; and Mr. Cattanach, 560 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our common stock (“reporting persons”) to file reports of ownership and changes in ownership with the SEC.  Reporting persons are also required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by them with the SEC.  A filing relating to the purchase by Patrick L. Crooks of 500 shares of stock at a price of

$30.50 per share on August 4, 2006, was made on Form 5 on January 18, 2007.  Based solely on our review of the copies of the Section 16(a) forms received by us and/or upon written representations from these reporting persons as to compliance with the Section 16(a) regulations, we are of the opinion that during the 2006 fiscal year, all other reports required by Section 16(a) were filed on a timely basis.

Audit Committee Report and Related Matters

Audit Committee Report

During the 2006 fiscal year, the Audit Committee met at various times with management, senior members of the Company’s financial management personnel, and the Company’s independent auditor to review and discuss, prior to their issuance, the Company’s financial statements, the Company’s reports to the SEC, and the Company’s system of internal controls.  Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles.  The Committee’s review of the financial statements included discussion with the independent auditor of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Committee received from the Company’s independent auditor the written disclosure and the letter relating to the independence of the firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  The Committee also discussed with the Company’s independent auditor the independence of the firm for the purposes of expressing an opinion on the Company’s financial statements and considered whether the provision of nonaudit services is compatible with maintaining the independence of the firm.

Management has primary responsibility for the Company’s financial statements and the filing of financial reports with the SEC.  It is not the duty of the Audit Committee to conduct auditing or accounting reviews or procedures.  The Committee acts only in an oversight capacity and it necessarily relies on the work and assurances provided by management and the independent auditor and it therefore does not have an independent basis to determine whether management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures.  Accordingly, the Committee’s reviews of the Company’s financial statements and its discussions with the Company’s financial management personnel and the independent auditor do not guarantee that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States or that the audit has been carried out in accordance with standards of the Public Company Accounting Oversight Board (United States).

On the basis of its reviews and discussions concerning the financial statements and the independence of the auditor described above, the Audit Committee recommended to the Board that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

Audit Committee

Thomas R. Polzer, Chairman

Patrick L. Crooks

William J. Fish

Gordon P. Gullickson

John H. Sonnentag

Audit Committee Pre-Approval Policies

The Audit Committee is required to pre-approve audit and non-audit services performed by the Company’s independent auditor.  The Committee has adopted a pre-approval policy under which certain specific services and related fees listed on a schedule of audit, audit-related, and tax services received pre-approval in 2006.  In connection with the pre-approval, the Committee reviewed appropriate detailed back-up documentation and received confirmation from management and the independent auditor that each non-audit service included in the schedule may be performed by the independent auditor under applicable SEC and professional standards.  Before any services are performed by the independent auditor, they are reviewed by the Company’s Chief Financial Officer to determine whether they have been included on the schedule of pre-approved services or require specific Committee action.  Under the Committee’s policy, the Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve specific services, other than internal control services, provided that any such pre-approvals must be presented to the full Committee at its next meeting.

In granting approval for a service, the Audit Committee (or the appropriate designated Committee member) considers the type and scope of service, the fees, whether the service is permitted to be performed by an independent auditor, and whether such service is compatible with maintaining the auditor’s independence.

Independent Auditor and Fees

The Audit Committee appointed Wipfli LLP (“Wipfli”) as independent auditor to audit the financial statements of the Company for the fiscal year ended December 31, 2006.  Representatives of Wipfli will be present at the annual meeting and will have an opportunity to make a statement or respond to appropriate questions.

The following table presents aggregate professional fees paid or accrued during the 2006 and 2005 fiscal years in the categories specified.  All services performed received pre-approval by the Audit Committee.

	2006	2005

Audit Fees(1)	$59,400	$ 56,850
Audit-Related Fees(2)	16,125	20,246
Tax Fees(3)	9,184	19,538
All Other Fees(4)	4,500	0
	$89,209	$ 96,634

(1) Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits and review of SEC filings.

(2) Audit-related fees consisted principally of services relating to audit of employee benefit plan, information systems review, Federal Home Loan Bank collateral exam and attestation, and accounting consultation.

(3) Tax fees represent professional services related to tax compliance and consultation.

(4) Annual software licensing fee.

Executive Officer Compensation

Compensation Discussion and Analysis

Overview

This discussion and analysis is intended to complement and enhance an understanding of the compensation information presented for our executive officers named in the tables which follow.  It addresses the philosophy, objectives, and material elements of the Bank’s compensation program for our named executive officers, as the Company pays no compensation except directors fees to certain officers who also serve as directors of the holding company.  In this discussion and analysis, the term “Committee” means the Compensation Committee of the Bank’s board of directors.

Compensation Objectives

The objectives of our executive compensation program are to attract, motivate, and retain executive officers with compensation and benefits that are competitive in the markets served by the Bank and to reward performance that increases shareholder value through increased annual earnings for the Company.

In order to meet these objectives, our named executive officers participate in a compensation program that is intended to be:

•

externally competitive;

•

internally equitable;

•

personally motivating; and

•

flexible and on-going.

The program further aims to achieve these objectives within an overall compensation program that is affordable, legally defensible, understandable, and efficient to administer.

The Compensation Process.

The Committee reviews and recommends compensation plans and policies for approval by the Bank Board.  The Committee does not operate under a charter, but has the authority to, and is responsible for, the hiring of compensation consultants.

The Committee reviews base salaries on an annual basis and makes recommendations for Bank Board approval with respect to both salary levels and incentive compensation and deferred compensation plan matters.  These actions were taken in January 2006 with respect to the 2006 fiscal year.  In late 2006, our human resources department conducted a market analysis of compensation rates for most of our banking positions.  The salary data used to determine external competitiveness were compensation surveys from the 2006 Wisconsin Bankers Association Survey (“WBA”) and the 2005 America’s Community Bankers Survey (“ACB”).  For our named executive officers, the geographic area for survey information was expanded to include industry-specific statewide and national community bank information.  In most cases, due to the size of the Wausau, Wisconsin metropolitan area and/or the uniqueness of several positions, local data was not available or considered to be unreliable for comparison.  Survey information that includes statewide or national data is often segmented by number of employees, asset size, type of ownership, geographic location, etc., and generally provides a better basis for comparison.

The survey information compiled by the human resources department was also reviewed by Bank Compensation Consulting (“BCC”) of Plano, Texas, which was engaged by the Committee to provide assistance in calculating senior management salaries in relationship to the salary of the CEO and to review our incentive compensation and to administer our deferred compensation programs.  BCC had been engaged by the Committee in 2004 to develop and recommend specific incentive and deferred compensation programs and it had assisted the Committee in formulating the Senior Management Incentive Compensation Plan, the Executive Deferred Compensation Plan, the Incentive Deferred Bonus Plan, and the Survivor Income Plan which were adopted in 2005.  BCC also advised the Bank on the implementation of a program of bank owned life insurance in 2005 as well as supporting additional purchases of bank owned life insurance as needed.

In connection with the Board’s strategic planning process conducted in late 2006, the Committee also reviewed our current incentive program for key employees with BCC and concluded that our then current incentive plans were not aiding our recruiting or retention efforts.  BCC outlined several means of enhancing our programs which were reviewed by the Committee.  In December 2006, the Bank Board followed the recommendation of the Committee and terminated the Incentive Deferred Bonus Plan and revised the bank wide incentive plan that rewards all employees when team goals are met and the Bank meets its net income goals.  In December 2006, the Board awarded Mr. Knitt a bonus equal to 9% of his base salary based on his 2006 job performance.

More specific information relating to base salaries and the Bank’s 2006 and 2007 incentive compensation and deferred compensation plans is presented in the following paragraphs.

Elements of Our Compensation Program.

The principal elements of our executive compensation program are base salary, annual cash bonus incentives, and deferred compensation benefits.  In the past, equity incentives in the form of stock options have been granted and in 2007 the Committee intends to review the possible role of equity based awards in providing a long-

term incentive for our named executive officers and certain other management level employees.  We also provide health and life insurance benefits, 401(k) retirement benefits, and other welfare benefits which are available to all of our salaried employees on a non-discriminatory basis.

Base Salaries.  In determining base salaries for 2006, the Committee considered compensation data from America’s Community Bankers, although, given the disparity of size among banks and the difficulty in drawing exact comparisons between the duties and responsibilities of officers of other banks, the determination of 2006 compensation levels was somewhat subjective.  Base salaries in 2006 were established in light of the Committee’s overall objective of maintaining competitive salary levels, general factors such as the rate of inflation, and individual job performance.  Individual job performance, based on the recommendation of the CEO for officers other than himself, was the most important of these criteria.

For the 2007 fiscal year, the Committee’s recommendations to the Board were based on the survey information described above under “Compensation Process,” the recommendations of BCC with respect to the program, and the Committee’s overall goal of providing competitive compensation for our named executive officers.  Specific base salaries for 2007 were adjusted within the parameters of the new program while consideration was also given to specific job performance in 2006.

Incentive Compensation.  In 2006, the Senior Management Incentive Compensation Plan determined incentive compensation based upon the percentage by which the Bank’s 2006 budgeted net income, the participant’s departmental goals, and the participant’s individual goals were achieved.  Base incentive compensation was then adjusted by a factor which took into account the Bank’s achievement of its targeted 2006 net income before bank wide year-end incentive expense and the responsibility level of the individual participant.  The factor for targeted net income, before expenses relating to the plan (Tier I), was adjusted upward if the achieved level of net income was at least 107.5% of the targeted amount (Tier II) or at least 115% of the targeted amount (Tier III).  The plan provided for ranges of incentive compensation from 0% to 45% of base salary for the CEO and 0% to 36% of base salary for the other named executive officers.

The formula for determining incentive compensation under the Bank’s 2006 Senior Management Incentive Compensation Plan is summarized by the following chart.

1.	Base Incentive Compensation

	Net Income	______ (percent achieved) x 33.3% =	(a)	_________

	Departmental Goals	______ (percent achieved) x 33.3% =	(b)	_________

	Individual Goals	______ (percent achieved) x 33.3% =	(c)	_________

	Total (a) + (b) + (c)			_________

2.	Multiply by Net Income Factor		x	_______%
(Tier I = 10%; Tier II = 20%; Tier III = 30%)
_________

3.	Adjust for Responsibility Factor		x	_________
(CEO, 1.5; Senior Vice President, 1.2)
_________

4.	Percent of Salary Payable as Incentive Compensation			_________

During 2006, Mr. Cattanach, Mr. Kopperud, and Mr. Svacina were eligible to earn incentive compensation based upon the achievement of departmental and individual goals which vary by officer and are based on job responsibilities.

Mr. Cattanach’s Finance and Accounting departmental goals, which were equally weighted, related to customer referrals from the department, achievement of budgeted net income for the Bank’s Nevada subsidiary, and meeting Bank net interest income and operating expense and department expense targets.  Individual goals related to performance of internal control risk assessment (65% of individual goals) and coordinating quarterly reviews using market analysis software (35%).

Mr. Kopperud’s departmental goals were based on commercial customer contacts (40% of department goals) and achievement of Bank-wide targeted levels of past due accounts (20%) and loan growth (40%), while individual goals related to targeted loan growth (40% of individual goals), levels of individual past due accounts (20%), and growth in demand deposit accounts (40%).

Mr. Svacina’s department goals were based on achievement of targeted levels of investment center referrals (20% of department goals), investment center commissions (40%), cost savings (20%), and annuity sales (20%).  Individual goals related to introduction of new products or services for Board review (40% of individual goals), implementation of customer service initiatives (30%), and implementation of profit and process improvements (30%).

Information on the cash incentive compensation earned under the plan in 2006 is included in the Summary Compensation Table on page 14.

The Senior Management Incentive Compensation Plan was amended in December 2006, for the 2007 fiscal year.  Under the amended plan, incentive compensation will be earned under a formula that derives 70% of the incentive compensation from the achievement of targeted levels of 2007 net income and 30% from the achievement of the named executive officer’s departmental goals in 2007.  Information concerning the awards made under this plan is contained in the Grants of Plan-Based Awards table on page 15.

Deferred Compensation.  Named executive officers are eligible to participate in one or more deferred compensation plans.  These plans are unfunded and are intended to align the long-term interests of our named executive officers with those of our shareholders by crediting interest on deferred amounts at rates based on the Bank’s return on equity or otherwise require the Bank to have satisfied stated targets levels of net income.  Specific information on amounts deferred and interest credited under these plans in 2006 can be found in the Nonqualified Deferred Compensation Table on page 16.

Survivor Benefits.  In addition to the term life insurance provided to all employees of the bank on a non-discriminatory basis, named executive officers participate in the Survivor Income Benefit Plan under which a percentage of an executive officer’s base salary will be paid in a lump sum to the executive’s surviving beneficiary in the event of death prior to age 67 while employed by the Bank.  Under this plan, the surviving beneficiaries of Mr. Kopperud are eligible to receive a survivor income benefit equal to 400% of the executive’s base salary at the time of death, and the surviving beneficiaries of Mr. Knitt and Mr. Cattanach are eligible to receive 300% of the respective officer’s base salary at the date of his death.

Perquisites.  The Company provides a modest level of perquisites to named executive officers.  The CEO may receive paid club memberships and/or may make personal use of Company owned automobiles.  The Committee does not consider perquisites to be a material element of the Bank’s compensation program for executive officers.

Severance  and Change of Control Arrangements.  We maintain employment agreements with our named executive officers that provide severance or change in control benefits.  In addition, all options then outstanding under our 2001 Stock Option Plan will become immediately vested and exercisable upon the occurrence of a change in control of the Company.  These arrangements are designed to promote stability and continuity of senior management.  Information regarding the arrangements and estimated applicable payments in the event of a named executive officer’s termination of employment can be found under “Termination and Change in Control Arrangements,” page 17.

Tax Considerations.  The Committee is aware that, except for certain plans approved by shareholders, Section 162(m) of the Internal Revenue Code of 1986, as amended, limits deductions to $1 million for compensation paid to the CEO and each of the four most highly paid executive officers named in the summary compensation table who are officers on the last day of the year.  The Committee reviews this limit and its application to the compensation paid to its executive officers as part of its compensation policy.

Report of the Compensation Committee

Compensation Discussion and Analysis.  The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained under that heading in this proxy statement.  On the basis of its reviews and discussions, the Committee has recommended that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended December 31, 2006, and this proxy statement.

Compensation Committee

Charles A. Ghidorzi (Chairman)

Patrick L. Crooks

William J. Fish

Thomas R. Polzer

Summary Compensation Table for 2006

The following table sets forth the compensation awarded to, earned by, or paid by us and our subsidiaries during the year ended December 31, 2006, to our principal executive officer, principal financial officer, and each other executive officer as of December 31, 2006, whose total compensation exceeded $100,000.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position		($)(1)	($)(1)(2)	($)	($)	($)(1)(3)	($)	($)	($)

Peter W. Knitt	2006	$164,000	$14,759	–	–	–	$4,222	$ 14,842(4)	$197,823
President, CEO, and a
director of the Company
and the Bank and Senior
Vice President of the
Bank(a)

Scott M. Cattanach	2006	$110,600	$ 2,500	–	–	$7,964	–	$ 8,215(5)	$129,279
Secretary and Treasurer
of the Company and
Chief Financial Officer
of the Bank(b)

David K. Kopperud	2006	$179,000	–	–	–	$7,161	–	$ 65,527(6)	$251,688
President, CEO and a
director of the Company
and the Bank(c)

David A. Svacina	2006	$115,850	–	–	–	$5,096	–	$220,931(7)	$341,877
Vice President and
Secretary of the Company
and Executive Vice
President of the Bank(d)

(a) Mr. Knitt served as Senior Vice President until his election as President and CEO and director of the Company and the Bank effective July 1, 2006.

(b) Mr. Cattanach was elected Secretary of the Company on December 19, 2006, and Vice President of the Company on January 16, 2007.

(c) Mr. Kopperud resigned as President of the Company and the Bank effective July 1, 2006.

(d) Mr. Svacina retired from the Company effective December 31, 2006.

(1) Includes compensation deferred by officers under 401(k) plan and other deferred compensation plans.

(2) Discretionary bonus awarded by the Board to Mr. Knitt based on individual job performance, and to Mr. Cattanach by CEO.

(3) Cash incentive compensation awards were made under the Senior Management Incentive Compensation Plan based on achievement of department and individual goals.

(4) Represents Company 401(k) contribution of $7,820 and contribution of $7,022 under deferred compensation agreement.

(5) Represents Company 401(k) contribution of $7,109 and Company contribution of $1,106 under Executive Deferred Compensation Plan.

(6) Represents Company 401(k) contribution of $11,347, Company contribution of $21,480 under Executive Deferred Compensation Plan, director fees of $20,795, social club membership dues of $2,415, and lease value of Company owned automobile of $9,310.

(7) Represents Company 401(k) contribution of $7,480, Company contribution of $4,608 under Executive Deferred Compensation Plan, and accrued severance benefit of $208,843.  See “Termination and Change in Control Arrangements” page 17.

Grants of Plan-Based Awards for 2006

The following table indicates potential cash incentive compensation under our plan for the 2007 fiscal year.

All
								Other			Grant
								Stock			Date
								Awards:	All Other		Fair
								Number	Awards:	Exercise	Value of
								of	Number of	or Base	Stock
								Shares	Securities	Price of	and
								of Stock	Underlying	Option	Option
		Estimated Future Payouts Under Non-			Estimated Future Payouts Under			or Units	Options	Awards	Awards
		Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards			(#)	(#)	($/Sh)	($)
Name	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
	Date	($)(2)	($)	($)	(#)	(#)	(#)
Mr. Knitt	–	$4,830	$21,000	$63,000	–	–	–	–	–	–	–
Mr. Cattanach	–	$3,105	$13,500	$40,500	–	–	–	–	–	–	–

(1) Amounts represent incentive compensation which may be earned under Senior Management Incentive Compensation Plan in 2007.

(2) Based on recent experience regarding completion of department goals, the Company assumes 75% of department goals will be achieved even if targeted net income is not met.

Senior Management Incentive Compensation Plan.  Beginning in 2007, the Bank’s Senior Management Incentive Compensation Plan provides an annual cash incentive opportunity for executive officers of the Company in their capacities as Bank officers.  Incentive compensation is determined under a formula that derives 70% of the incentive compensation amount from the achievement of the Bank’s net income target and 30% from the achievement of the officer’s department goals.  The following table illustrates the potential incentive compensation at various levels of net income and selected levels of achievement of department goals.  Incentive compensation is paid in cash following the determination of results under the plan for the preceding fiscal year.

% of Targeted Net Income	% of Department Goals Achieved
Before Bank Wide Year-end Incentive Expense	25%	50%	75%	100%
	Incentive Compensation as a Percentage of Base Salary

less than 95%	.8%	1.5%	2.3%	3.0%
95%	2.2%	2.9%	3.7%	4.4%
97%	3.6%	4.3%	5.1%	5.8%
98%	5.0%	5.7%	6.5%	7.2%
99%	6.4%	7.1%	7.9%	8.6%
100%	7.8%	8.5%	9.3%	10.0%
102%	9.7%	10.6%	11.6%	12.5%
105%	12.4%	13.6%	14.8%	16.0%
107%	15.5%	17.0%	18.5%	20.0%
109%	19.4%	21.3%	23.1%	25.0%
111%	23.3%	25.5%	27.7%	30.0%

Outstanding Equity Awards at Fiscal Year-End 2006

Stock options held by our named executive officers at December 31, 2006, are indicated in the following table.

	Option Awards(1)(2)					Stock Awards(1)(2)
Equity
								Equity	Incentive
								Incentive	Plan
			Equity					Plan	Awards:
			Incentive			Number		Awards:	Market or
			Plan			of	Market	Number of	Payout
	Number of	Number of	Awards:			Shares	Value of	Unearned	Value of
	Securities	Securities	Number of			or Units	Shares or	Shares,	Unearned
	Underlying	Underlying	Securities			of Stock	Units of	Units, or	Shares,
	Unexercised	Unexercised	Underlying			That	Stock	Other	Units, or
	Options	Options	Unexercised	Option	Option	Have	That Have	Rights That	Other Rights
	(#)	(#)	Unearned	Exercise	Expiration	Not	Not	Have Not	That Have
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	Vested	Vested	Not Vested
			(#)	($)		(#)	($)	(#)	($)

Mr. Knitt	–	–	–	–	N/A	–	–	–	–
Mr. Cattanach	560	–	–	$16.81	4/16/12	–	–	–	–
Mr. Kopperud	5,250	–	–	$15.83	12/17/11	–	–	–	–
	3,723	–	–	$16.81	4/16/12	–	–	–	–
Mr. Svacina	3,263	–	–	$15.83	3/31/07

(1) Information on stock options must be disclosed on a grant-by-grant basis listing all outstanding grants.

(2) Footnotes must disclose vesting dates for all awards listed.

Option Exercises and Stock Vested in 2006

No stock options were exercised in 2006 nor did any stock awards vest.

Nonqualified Deferred Compensation for 2006

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
Name	in Last FY	in Last FY	in Last FY	Distributions	in Last FYE
	($)(1)	($)	($)	($)	($)

Mr. Knitt	$57,000	$ 7,022	$17,176	–	$301,117
Mr. Cattanach	$ 5,530	$ 1,106	$ 382	–	$ 15,466
Mr. Kopperud	$17,900	$21,480	$ 4,848	–	$151,478
Mr. Svacina	$11,456	$ 4,608	$ 3,573	–	$ 59,625

(1) All amounts are included in the Summary Compensation Table as compensation reported for current fiscal  year.

Peter W. Knitt Deferred Compensation Agreement.  The Bank maintains an agreement with Mr. Knitt under which he may elect to defer up to 80% of his base salary with the Bank matching 20% of the amount deferred up to a maximum annual matching contribution of 3% of Mr. Knitt’s salary.  Interest is credited on the amounts credited to the arrangement at a rate equal to 400 basis points less than the Bank’s return on equity for the year while Mr. Knitt is employed, and at a rate equal to 8% per year after his termination.  The Bank’s contributions vest at the rate of 20% per year.  Mr. Knitt is 80% vested in such amounts.  In the event of a change of control of the Company, Mr. Knitt’s account shall become fully vested.  The accumulated balance in Mr. Knitt’s account will be paid in a lump sum or in 60 or 120 monthly installments as elected by Mr. Knitt.  Matching contributions and interest in excess of 4% per year on Mr. Knitt’s own deferrals are subject to forfeiture in the event of Mr. Knitt’s termination for cause.

Executive Deferred Compensation Plan.  Mr. Cattanach, Mr. Kopperud, and Mr. Svacina participated in the Bank’s Executive Deferred Compensation Plan.  For 2006, the Bank set the maximum permitted deferral of annual base salaries at 20% with the Bank matching 20% of the first 15% of salary deferred.  In addition, Mr. Kopperud receives an annual supplemental contribution of 10%, and Mr. Svacina, 2%, of base salary.  Mr. Kopperud was eligible to receive an incentive contribution ranging from 2% to 36% of base salary and Mr. Svacina, 2% to 20% of base salary, in each case based on targeted average asset growth of between 7.5% and 12.5% for 2006.  Deferrals made by a participant and the Bank’s matching contribution, if any, will be credited to the participant’s unfunded account.  The account will also be credited with interest at an annual rate equal to 50% of the Bank’s return on equity for the current year.  The participant will be entitled to receive payment of his entire account in the event of his termination of employment because of death, disability, or retirement (at age 65 or later, or early retirement at age 55 or later if employed at least 15 years with 5 years of participation in the plan), or upon a change of control.  The Bank’s matching contribution (and earnings attributable thereto) will be subject to forfeiture in the event of termination other than death, disability, or retirement, with class vesting of each year’s matching contribution (and earnings attributable thereto) at the rate of 20% per year.  Vested amounts will be distributed to the participant in installments over a period not in excess of 15 years as elected by the participant.  Accounts in pay status will be credited with interest at an annual rate of 7.5% per annum on the unpaid balance.

Incentive Deferred Bonus Plan.  In December 2006, Incentive Deferred Bonus Plan for vice presidents and senior vice presidents of the Bank, which provided a maximum bonus opportunity at 10% of base salary, was terminated.  No amounts had been contributed under the plan prior to its termination.

Termination and Change in Control Arrangements

In order to promote stability and continuity of senior management, the Company has entered into employment and change of control agreements with Mr. Knitt and Mr. Cattanach and maintains an agreement with Mr. Kopperud that provides for his employment with the Bank through December 31, 2007.

Employment Terms and Severance Benefits. The agreements of Mr. Knitt, and Mr. Cattanach are substantially similar in operation, but differ with respect to the amounts of salary and benefits.  The agreements provide for an initial term of employment of three years, with automatic extensions of one year following the close of each calendar month until either party notifies the other that the contract will no longer be extended or the executive reaches age 64.  The effect of this provision is to create an agreement with an initial term of three-years which will terminate at the executive’s death, age 64 (Mr. Knitt) or 66 (Mr. Cattanach), or, following the initial three-year term, one year after notice of nonextension is given.  The original three-year term of each agreement will expire on June 30, 2009.  The agreements provide for the provision of base salaries and participation by the executives in the various plans offered to other employees.  Mr. Knitt is also entitled to the use of a Bank-provided automobile, a social membership at a country club, and the continuation of his deferred compensation arrangement until at least 2009.

In the event of his termination without cause, Mr. Knitt is entitled to receive an amount equal to 110% of the amount he would have been paid as salary under the agreement.  In the event of his termination without cause, Mr. Cattanach is entitled to receive the amount he would have been entitled to receive as salary under his agreement, but in no event for a period of less than twelve months.  Each officer is also entitled to coverage under the Bank’s health insurance plan for the period of the severance benefit or until the executive becomes eligible for coverage under the plan of another employer.  In the event of termination for cause, the executive is entitled to no further benefits under the agreement.  “Cause” is defined under the agreements as (a) acts which result in the payment of a claim under a blanket banker fidelity bond policy; (b) the willful and continuing failure to perform the executive’s duties; (c) the commission of certain crimes, including theft, embezzlement, misapplication of funds, unauthorized issuance of obligations, and false entries; (d) acts or omissions to act which result in the material violation by the executive of any policy established by the Bank which is designed to insure compliance with applicable banking, securities, employment discrimination, or other laws or which cause or result in the Bank’s violation of such laws; or (e) the executive’s physical or mental disability.  The agreements provide that the executive will not work in competition with the Bank for a period of one year following termination and must observe a two-year period on the confidentiality of Bank information.

Termination After Change in Control. The agreements also guarantee the executives certain compensation and benefits in the event of their termination following a change in control of the Company.  For each year the contract remains in effect following a change in control, the executive will be entitled to annual incentive compensation equal to the average incentive compensation earned in the three years immediately preceding the change in control.  In the event Mr. Knitt voluntarily terminates employment as a result of a significant change in his job duties or responsibilities, a relocation of his office of more than 25 miles from the then current location of his principal office, or other “good reason,” as defined in the agreements, or he is involuntarily terminated other than for cause he would be entitled to (a) the base salary accrued through termination plus a pro rata portion of incentive compensation earned for the year of termination (based on amounts earned in the previous fiscal year), (b) a lump sum payment equal to three times the sum of his current base salary plus the average incentive compensation earned for the three most recently completed years, and (c) coverage under the Bank’s health insurance plan until he becomes eligible for coverage under the health insurance plan of another employer.  In the event Mr. Cattanach terminates his employment for good reason or is otherwise involuntarily terminated other than for cause, he would be entitled to (a) the base salary accrued through termination plus a pro rata portion of incentive compensation earned for the year of termination (based on amounts earned in the previous fiscal year), (b) a lump sum payment equal to one year of his current base salary, and (c) coverage under the Bank’s health insurance plan until he becomes eligible for coverage under the health insurance plan of another employer.  The benefits payable to either executive cannot, however, be greater than the amount which would cause them to be an “excess parachute payment” under Section 280G of the Internal Revenue Code.

For purposes of these agreements, a “change in control” of the Company means:

•

the acquisition of 30% or more of the Company’s common stock by a person or group (excluding stock acquired by an employee benefit plan sponsored by the Company);

•

a change in the composition of the Board so that the incumbent  directors on the effective date of the agreement or plan (or directors approved by the incumbent directors) no longer constitute a majority of the directors;

•

a transaction in which the Company’s shareholders will beneficially own less than 60% of the shares of the new combined entity; and

•

the liquidation or dissolution of the Company.

In addition, all options then outstanding under our 2001 Stock Option Plan will become immediately vested and exercisable upon the occurrence of a change in control of the Company.

The following table indicates the estimated cash payments and value of other benefits that would have been made to or due our named executive officers if an involuntary termination of employment without cause or termination of employment without cause in connection with a change in control of the Company had occurred effective as of December 31, 2006.  All options held by our named executive officers on December 31, 2006 were fully vested.

	Involuntary Termination		Termination in Connection with
	Without Cause		a Change in Control
	Salary	Health Insurance	Salary	Incentive Compensation	Health Insurance

Mr. Knitt	$522,500	$26,844	$570,000	$14,759	$26,844
Mr. Cattanach	$331,800	$32,213	$331,800	$10,464	$32,213
Mr. Kopperud	$ 72,000	$17,383	$ 72,000	–	$17,383

David A. Svacina.  Mr. Svacina resigned effective December 31, 2006.  Under the terms of a severance agreement entered into on December 21, 2006, the Bank will pay Mr. Svacina a severance benefit equal to $164,120 in 52 bi-weekly installments.  This amount represents 50% of the contractual salary remaining under the term of his employment agreement.  The Bank will also pay 50% of the cost of the Bank’s health insurance until Mr. Svacina attains age 65 and will permit Mr. Svacina’s spouse to elect to continue coverage at her expense under the health plan until she attains age 65.  The estimated aggregate amount of insurance premiums payable by the Bank under this arrangement is $44,723.  Mr. Svacina has also agreed to provide certain consulting services to the Bank at an hourly rate of $55.70 per hour at the Bank’s request.  The Bank’s obligations under the agreement are subject to Mr. Svacina’s compliance with a non-compete agreement which expires on December 31, 2007, and a confidentiality agreement which expires on December 31, 2008.  The accrued amount due Mr. Svacina under this agreement is included in the Summary Compensation Table on page 14.

PSB HOLDINGS, INC.

PROXY SOLICITED BY DIRECTORS FOR ANNUAL MEETING

April 17, 2007

The undersigned hereby appoint(s) Peter W. Knitt and Scott M. Cattanach, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of PSB Holdings, Inc. that the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 17, 2007, and at any adjournment thereof (the “Annual Meeting”).  The proxies have the authority to vote such stock as directed on the face hereof with respect to the proposals set forth in the proxy statement dated March 14, 2007, with the same effect as though the undersigned were present in person and voting such shares.  The undersigned hereby revokes all proxies heretofore given to vote at the Annual Meeting and any adjournment thereof.

The directors recommend a vote FOR the election of each nominee.

1.

Election of Directors:

Gordon P. Connor	Gordon P. Gullickson	William M. Reif
Patrick L. Crooks	Peter W. Knitt	Thomas A. Riiser
William J. Fish	David K. Kopperud	John H. Sonnentag
Charles A. Ghidorzi	Thomas R. Polzer

☐

FOR

each nominee listed above

☐

WITHHOLD AUTHORITY

(except as marked to

to vote for all nominees listed

the contrary below)

above

Instruction:  To withhold authority to vote for any individual nominee(s), print the name of the nominee on the space provided:

__________________________________________________________________

2.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Unless otherwise specified in the squares provided, the proxies shall vote for the election of the nominees listed above.

Please print name of shareholder below:  Dated  _________________, 2007

Name:  _________________________________

_______________________________________

(Please Print)

Signature

Name:  _________________________________

_______________________________________

(Please Print)

Signature if held jointly

When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee, or guardian, please give full title.  If a corporation, partnership, LLC, or other entity, please sign in full name of entity by authorized individual and give title.

Please mark, sign, date, and return this proxy promptly using the enclosed envelope.